FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of April 20, 2021, by and between ARE-SD REGION NO. 35, LLC, a Delaware limited liability company (“Landlord”), and SINGULAR GENOMICS SYSTEMS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement dated as of November 15, 2019, as amended by that certain First Amendment to Lease dated as of February 24, 2020, as further amended by that certain Second Amendment to Lease dated as of May 7, 2020, and as further amended by that certain Third Amendment to Lease dated as of June 19, 2020 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 28,481 rentable square feet (the “Existing Premises”) in a building located at 3033 Science Park Road, San Diego, California. The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.
Tenant has entered into a Lease Agreement dated as of June 26, 2020 with ARE-SD REGION NO. 27, LLC for the lease of certain premises consisting of approximately 76,778 rentable square feet in a building located at 3010 Science Park Road, San Diego, California (the “Long Term Lease”).

C.
The Term of the Lease is scheduled to expire on the date that is 30 days after the Commencement Date (as defined in the Long Term Lease) (the “Existing Expiration Date”).

D.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) extend the term of the Lease through twenty-four months following the Existing Expiration Date (the “Fourth Amendment Expiration Date”), and (ii) expand the size of the Existing Premises by adding certain space in the Building commonly known as (a) Suite 250, containing approximately 5,749 rentable square feet, as more particularly described on Exhibit A-1 attached hereto (the “250 Expansion Premises”), and (b) Suite 260, containing approximately 3,183 rentable square feet, as more particularly described on Exhibit A-2 attached hereto (the “260 Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. The Term of the Lease is hereby extended through the Fourth Amendment Expiration Date. Tenant’s occupancy of the Premises through the Fourth Amendment Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or make any alterations to the Premises. Tenant shall have no further right to extend the term of the Lease.

2.
250 Expansion,

a.
250 Expansion Premises. In addition to the Existing Premises, commencing on the 250 Expansion Premises Commencement Date (as defined in Section 2(b) below), Landlord shall lease to Tenant and Tenant shall lease from Landlord, the 250 Expansion Premises.

b.
Delivery of 250 Expansion Premises. Landlord shall use reasonable efforts to deliver the 250 Expansion Premises to Tenant on or before the 250 Target Expansion Premises Commencement Date. If Landlord fails to timely deliver the 250 Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease with respect to the 250 Expansion Premises shall not be void or voidable.

The “250 Expansion Premises Commencement Date” shall be the date Landlord delivers the 250 Expansion Premises to Tenant. The “250 Target Expansion Premises Commencement Date” shall be December 1, 2021. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the 250 Expansion Premises Commencement Date in the form of the “Acknowledgement of 250 Expansion Premises Commencement Date” attached hereto as Exhibit B-1; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as set forth in this Fourth Amendment: (i) Tenant shall accept the 250 Expansion Premises in their “as-is” condition as of the 250 Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the 250 Expansion Premises; and (iii) Tenant’s taking possession of the 250 Expansion Premises shall be conclusive evidence that Tenant accepts the 250 Expansion Premises and that the 250 Expansion Premises were in good condition at the time possession was taken.

During the Term from and after the 250 Expansion Premises Commencement Date, Tenant shall have the right to use, at no additional cost, the furniture, fixtures and equipment belonging to Landlord located in the 250 Expansion Premises as of the 250 Expansion Premises Commencement Date, as detailed on Exhibit C-1 attached hereto (“Landlord’s 250 Expansion Premises Furniture”). Tenant shall have no right to remove any of Landlord’s 250 Expansion Premises Furniture from the 250 Expansion Premises at any time during the Term. Tenant shall use reasonable efforts to maintain Landlord’s 250 Expansion Premises Furniture and return the same to Landlord at the expiration or earlier termination of the Term in the same condition as received by Tenant, subject to ordinary wear and tear.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the 250 Expansion Premises, and/or the suitability of the 250 Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the 250 Expansion Premises are suitable for the Permitted Use.

c.
Premises and Building in Following 250 Expansion. Commencing on the 250 Expansion Premises Commencement Date, the defined terms for “Premises” and “Rentable Area of Premises” on page 1 of the Lease are deleted in their entirety and replaced with the following:

“Premises: That portion of the Building (i) commonly known as Suite F, containing approximately 3,722 rentable square feet (the “Initial Premises”), (ii) commonly known as Suite B and Suite C, containing approximately 12,074 rentable square feet (“Subsequent Premises”), (iii) commonly known as Suite A, containing approximately 12,685 rentable square feet (“Expansion Premises”), and (iv) commonly known as Suite 250, containing approximately 5,749 rentable square feet (the “250 Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 34,230 sq. ft.”

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises described on Exhibit A-1 attached to this Fourth Amendment.

d.
Tenant’s Share Following 250 Expansion. Commencing on the 250 Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Building” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Building: 33.25% (3.62% with respect to the Initial Premises, 11.73% with respect to the Subsequent Premises, 12.32% with respect to the Expansion Premises, and 5.58% with respect to the 250 Expansion Premises)”

e.
Base Term Following 250 Expansion. Commencing on the 250 Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Beginning (i) with respect to the Initial Premises on the Commencement Date, (ii) with respect to the Subsequent Premises on the Subsequent Premises Commencement Date, (iii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, and (iv) with respect to the 250 Expansion Premises on the 250 Expansion Premises Commencement Date, and ending on Fourth Amendment Expiration Date.”

3.
260 Expansion.

a.
260 Expansion Premises. In addition to the Existing Premises, commencing on the 260 Expansion Premises Commencement Date (as defined in Section 3(b) below), Landlord shall lease to Tenant and Tenant shall lease from Landlord, the 260 Expansion Premises.

b.
Delivery of 260 Expansion Premises. Landlord shall use reasonable efforts to deliver the 260 Expansion Premises to Tenant on or before the 260 Target Expansion Premises Commencement Date. If Landlord fails to timely deliver the 260 Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease with respect to the 260 Expansion Premises shall not be void or voidable.

The “260 Expansion Premises Commencement Date” shall be the date Landlord delivers the 260 Expansion Premises to Tenant. The “260 Target Expansion Premises Commencement Date” shall be February 1, 2022. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the 260 Expansion Premises Commencement Date in the form of the “Acknowledgement of 260 Expansion Premises Commencement Date” attached hereto as Exhibit B-2; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as set forth in this Fourth Amendment: (i) Tenant shall accept the 260 Expansion Premises in their “as-is” condition as of the 260 Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the 260 Expansion Premises; and (iii) Tenant’s taking possession of the 260 Expansion Premises shall be conclusive evidence that Tenant accepts the 260 Expansion Premises and that the 260 Expansion Premises were in good condition at the time possession was taken.

During the Term from and after the 260 Expansion Premises Commencement Date, Tenant shall have the right to use, at no additional cost, the furniture, fixtures and equipment belonging to Landlord located in the 260 Expansion Premises as of the 260 Expansion Premises Commencement Date, as detailed on Exhibit C-2 attached hereto (“Landlord’s 260 Expansion Premises Furniture”). Tenant shall have no right to remove any of Landlord’s 260 Expansion Premises Furniture from the 260 Expansion Premises at any time during the Term. Tenant shall use reasonable efforts to maintain Landlord’s 260 Expansion Premises Furniture and return the same to Landlord at the expiration or earlier termination of the Term in the same condition as received by Tenant, subject to ordinary wear and tear.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the 260 Expansion Premises, and/or the suitability of the 260 Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the 260 Expansion Premises are suitable for the Permitted Use.

c.
Premises and Building in Following 260 Expansion. Commencing on the 260 Expansion Premises Commencement Date, the defined terms for “Premises” and “Rentable Area of Premises” on page 1 of the Lease are deleted in their entirety and replaced with the following:

“Premises: That portion of the Building (i) commonly known as Suite F, containing approximately 3,722 rentable square feet (the “Initial Premises”), (ii) commonly known as Suite B and Suite C, containing approximately 12,074 rentable square feet (“Subsequent Premises”), (iii) commonly known as Suite A, containing approximately 12,685 rentable square feet (“Expansion Premises”), (iv) commonly known as Suite 250, containing approximately 5,749 rentable square feet (the “250 Expansion Premises”), and (v) commonly known as Suite 260, containing approximately 3,183 rentable square feet (the “260 Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 37,413 sq. ft.”

As of the Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Expansion Premises described on Exhibit A-2 attached to this Fourth Amendment.

d.
Tenant’s Share Following 260 Expansion. Commencing on the 260 Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Building” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses of Building: 36.35% (3.62% with respect to the Initial Premises, 11.73% with respect to the Subsequent Premises, 12.32% with respect to the Expansion Premises, 5.58% with respect to the 250 Expansion Premises, and 3.10% with respect to the 260 Expansion Premises)”

e.
Base Term Following 260 Expansion. Commencing on the 260 Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Beginning (i) with respect to the Initial Premises on the Commencement Date, (ii) with respect to the Subsequent Premises on the Subsequent Premises Commencement Date, (iii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, (iv) with respect to the 250 Expansion Premises on the

250 Expansion Premises Commencement Date, and (v) with respect to the 260 Expansion Premises on the 260 Expansion Premises Commencement Date, and ending on Fourth Amendment Expiration Date.”

4.
Base Rent.

a.
Existing Premises. Tenant shall continue to pay Base Rent with respect to the Existing Premises through the Existing Expiration Date. Beginning on May 15, 2022, Tenant shall pay Base Rent with respect to the Existing Premises at the rate of $63.60 per rentable square foot of the Existing Premises per year, and beginning on May 15, 2023, the Base Rent with respect to the Existing Premises shall increase to a rate of $65.51 per rentable square foot of the Existing Premises per year.

b.
250 Expansion Premises. Beginning on the 250 Expansion Premises Commencement Date, Tenant shall (in addition to Base Rent for the Existing Premises) commence paying Base Rent for the 250 Expansion Premises at the rate of $72.00 per rentable square foot of the 250 Expansion Premises per year, and the same shall be automatically increased on each anniversary of the 250 Expansion Premises Commencement Date by the Rent Adjustment Percentage (i.e., 3%).

c.
260 Expansion Premises. Beginning on the 260 Expansion Premises Commencement

Date, Tenant shall (in addition to Base Rent for the Existing Premises and the 250 Expansion Premises) commence paying Base Rent for the 260 Expansion Premises at the rate of $72.00 per rentable square foot of the 260 Expansion Premises per year, and the same shall be automatically increased on each anniversary of the 250 Expansion Premises Commencement Date by the Rent Adjustment Percentage (i.e., 3%).

5.
Regional Amenities. Tenant shall continue paying the Amenities Fee with respect to the Existing Premises as provided in the Lease through the Fourth Amendment Expiration Date. Commencing on the 250 Expansion Premises Commencement Date, the terms of Section 40 of the Lease shall apply with respect to the 250 Expansion Premises and Tenant shall commence paying the Amenities Fee with respect to the 250 Expansion Premises at the same rate per rentable square foot that Tenant is then paying with respect to the Existing Premises (as adjusted pursuant to Section 40(b) of the Lease). Commencing on the 260 Expansion Premises Commencement Date, the terms of Section 40 of the Lease shall apply with respect to the 260 Expansion Premises and Tenant shall commence paying the Amenities Fee with respect to the 260 Expansion Premises at the same rate per rentable square foot that Tenant is then paying with respect to the Existing Premises (as adjusted pursuant to Section 40(b) of the Lease).

6.
Control Areas. Notwithstanding anything to the contrary contained in the Lease, commencing on the 250 Expansion Premises Commencement Date, Tenant shall have the use of 100% of the control area designated as Control Area 1 on Exhibit D attached hereto, in connection with its occupancy of the 250 Expansion Premises, and commencing on the 260 Expansion Premises Commencement Date, Tenant shall have the use of 16% of the control area designated as Control Area 3 on Exhibit D attached hereto, in connection with its occupancy of the 260 Expansion Premises.

7.
Parking. In addition to the parking spaces allocated to Tenant with respect to the Existing Premises pursuant to the Lease, Tenant shall have the right to use, subject to the terms of Section 10 of the Lease, an additional 2.5 parking spaces per 1,000 rentable square feet of (a) the 250 Expansion Premises beginning on the 250 Expansion Premises Commencement Date, and (b) the 260 Expansion Premises beginning on the 260 Expansion Premises Commencement Date.

8.
Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Fourth Amendment to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount of $204,541.30, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i)

in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under the Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20 of the Lease), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under the Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 8 includes the right to use the Security Deposit to pay future rent damages following the termination of the Lease pursuant to Section 21(c) of the Lease. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in this Section 8. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California

Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of the Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of the Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of the Lease.

If Landlord transfers its interest in the Project or the Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 8, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

9.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

10.
California Accessibility Disclosure. Section 42(r) of the Lease is hereby incorporated into this Fourth Amendment by reference.
11.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Hughes Marino, Inc., Cushman & Wakefield of San Diego, Inc. and CBRE, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

12.
Miscellaneous.

a.
This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.
This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.
This Fourth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fourth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.
Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

TENANT:

SINGULAR GENOMICS SYSTEMS, INC.,

a Delaware corporation

By: Name: Drew Spaventa Its: CEO

LANDLORD:

ARE-10933 NORTH TORREY PINES, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc., a Maryland corporation,

managing member

By: Name: Gary Dean

Its: Executive Vice President – Real Estate Legal Affairs

EXHIBIT A-1

250 Expansion PREMISES

[Omitted]

EXHIBIT A-2

260 Expansion PREMISES

[Omitted]

EXHIBIT B-1

Acknowledgment of 250 Expansion Premises Commencement Date

[Omitted]

EXHIBIT B-2

Acknowledgment of 260 Expansion Premises Commencement Date

[Omitted]

EXHIBIT C-1

Landlord's 250 Expansion Premises Furniture

[Omitted]

EXHIBIT C-2

Landlord's 260 Expansion Premises Furniture

[Omitted]

EXHIBIT D

Control Areas

[Omitted]